Exhibit 5.1
December 28, 2005
TRM Corporation
5208 NE 122nd Avenue
Portland, OR 97230-1074
     Re: TRM Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to TRM Corporation, an Oregon corporation (the “Company”), in connection with the Registration Statement on Form S-3, registration no. 333-130094 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), as originally filed on December 2, 2005 with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the sale of 2,778,375 shares of the common stock of the Company (the “Common Stock”) that were initially sold in a private placement transaction on October 5, 2005. In connection therewith, you have requested our opinion as to certain matters referenced to below.
     In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents of all copies submitted to us as confirmed or photostatic copies, and the authenticity of the originals of such documents.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Company is a corporation which has been duly formed, is validly existing and is in good standing under the Oregon Business Corporation Act.
     2. The Common Stock has been validly issued, and is fully paid and nonassessable.
     With respect to the matters involving the laws of the state of Oregon, we have relied upon the opinion of Perkins Coie LLP, Exhibit 5.2 to the Registration Statement, and our opinions herein are subject to the qualifications and exceptions therein set forth.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that

TRM Corporation
December 28, 2005

we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ Ledgewood
LEDGEWOOD A Professional Corporation